================================================================================





                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                 AUGUST 28, 2002




                                 TRANSPRO, INC.
             (Exact name of Registrant as specified in its charter)


    DELAWARE                     1-13894                          34-1807383
(State or other          (Commission File Number)             (I.R.S. Employer
  jurisdiction                                               Identification No.)
of incorporation)

                  100 Gando Drive, New Haven, Connecticut 06513
          (Address of principal executive offices, including zip code)

                                 (203) 401-6450
              (Registrant's telephone number, including area code)



================================================================================

Item 5.  OTHER EVENTS

         On August 28, 2002, TransPro, Inc. (the "Company") issued the press release attached hereto as Exhibit 99.1 announcing that it would be closing a manufacturing plant in Maquoketa, Iowa as part of the restructuring program announced in October 2001. The Company expects to record a total charge of approximately $1 million during the third and fourth quarters of 2002 attributable to the write-down of Maquoketa assets to their net realizable value and severance and plant closure costs.

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits - The following exhibit is filed as part of this report:

99.1   Press Release dated August 28, 2002





                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       TRANSPRO, INC.


Date:  August 28, 2002                 By: /s/ Richard A. Wisot
                                           ---------------------
                                           Richard A. Wisot
                                           Vice President, Treasurer, Secretary,
                                           and Chief Financial Officer